EXECUTIVE EMPLOYMENT AGREEMENT


          EXECUTIVE EMPLOYMENT AGREEMENT, effective this 1st day of April, 2001 ("Effective Date"), between ePHONE Telecom, Inc. (the "Company") and Carmine Taglialatela (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company wishes to retain the Executive to provide the services hereinafter set forth; and

         WHEREAS, the Executive is willing to provide services to the Company upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, intending to be legally bound, the parties agree as follows:

1.       DEFINITIONS

         The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         1.1. Affiliates. "Affiliates" of the Company, or a person "affiliated" with the Company, are any persons or entities which, directly or indirectly, through one or more intermediaries, controls or are controlled by or are under common control with, the persons or entities specified.

         1.2.  Base Salary.  "Base  Salary"  shall have the meaning set forth in
Section 3.1 hereof.

         1.3.     Cause.

                  1.3.1. Termination of the Executive's employment for "Cause" shall mean termination because of the Executive's: (a) failure to follow the directives of the Board of Directors which failure is not cured, in the reasonable judgment of the Board of Directors, within thirty (30) days after written notice given to the Executive by the Board of Directors; (b) conduct which, if proven, would constitute a crime involving breach of professional ethics or moral turpitude or a felony of any type; (c) violation of any company policy or other conduct which injures the business or reputation of the Company;
(d) conduct which compromises the Executive's ability to perform his job duties;
(e) failure of the Executive to perform to the best of his abilities a substantial portion of the Executive's duties and responsibilities assigned or delegated, which failure is not cured, in the reasonable judgment of the Board of Directors, within thirty (30) days after written notice given to the Executive by the Board of Directors; (f) material breach of any provision of this Agreement.

                  1.3.2. Cause shall be determined in good faith by the affirmative vote of a majority of the whole Board of Directors of the Company (excluding the Executive if he is a member of the Board) only after the Executive has been provided a reasonable opportunity to make a presentation to the Board of Directors which presentation may be with counsel.

         1.4. Change in Control of the Company. "Change in Control of the Company" shall mean a change in control that is of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Company is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if any person or entity other than the Executive, the Company, or any of its Affiliates or associates, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding securities.

         1.5. Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by reason of the Executive's death, the date of the Executive's death, (ii) if the Executive's employment is terminated for Cause or Disability, the date specified in the Notice of Termination, and
(iii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         1.6. Disability. Termination of the Executive's employment based on "Disability" shall mean termination of the Executive's employment because he is unable to perform the essential functions of his position with or without accommodation due to a disability (as such term is defined in the Americans with Disabilities Act) for six (6) months in the aggregate during any twelve (12) month period. This definition and this Section 1.6 shall be interpreted and applied consistently with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law.

         1.7. Notice of Termination. With the exception of termination due to the Executive's death, any purported termination of the Executive's employment by the Company for any reason or by the Executive for any reason, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) days after such Notice of Termination is given, except in the case of the Company's termination of Executive's employment for Cause, for which the Date of Termination may be the date of the notice; and (iv) is given in the manner specified in Section 9.2 hereof.

         1.8. Qualifying Termination. A "Qualifying Termination" shall mean a termination of the Executive's employment by the Executive for any reason which occurs on the effective date of a Change of Control of the Company or within six
(6) full calendar mnths following the effective date of a Change of Control of the Company

2.       EMPLOYMENT

         2.1. Agreement and Term. The Company hereby employs the Executive and the Executive hereby accepts said employment and agrees to render services to the Company on the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on April 1, 2001, and shall continue from that date until April 1, 2004 ("Expiration Date") unless terminated earlier by either the Company or the Executive as hereinafter provided. If either the Company or the Executive does not wish to renew this Agreement when it expires, or if either the Company or the Executive wishes to renew this Agreement on different terms than those contained herein, it or he shall give written notice of such intent to the other party at least sixty (60) days prior to the Expiration Date. In the absence of such notice, this Agreement shall be renewed on the same terms and conditions contained herein for a term of one (1) year from the Expiration Date. The parties expressly agree that designation of a term and renewal provisions in this Agreement does not in any way limit the right of the parties to terminate this Agreement at any time as hereinafter provided.

         2.2. Duties. During the term of this Agreement, the Executive shall devote his full working time and attention and use his best efforts to further the interests of the Company. The Executive shall perform such services for the Company as is consistent with his position and as directed, from time to time, by the Company. The Executive's initial title shall be President and Chief Operating Officer. During the term of this Agreement the Executive may use such titles as assigned and approved by the Company. The Executive shall not, during the term of the Agreement, be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, except for volunteer services for or on behalf of such religious, educational, non-profit and/or other charitable organization as Executive may wish to serve.

3.       COMPENSATION AND BENEFITS

         3.1. Base Salary. The Company shall pay the Executive an initial base salary of fifteen thousand dollars ($15,000) per month (one hundred and eighty thousand dollars ($180,000) per year) ("Base Salary") until the Company's earnings before taxes, depreciation and amortization and excluding acquisitions ("EBTDA"), as determined in accordance with generally accepted accounting principles and consistent with the Company's past practices ("EBTDA"), exceeds two hundred and fifty thousand dollars ($250,000) for the year 2001, at which time the Company shall increase the Executive's Base Salary to two hundred and fifty thousand dollars ($250,000) per year. Thereafter, the Company will review the Executive's Base Salary and December 31 of each year of the term of the Agreement.

         3.2. Incentive Bonus. In addition to Base Salary, for the year ending December 31, 2001, the Executive shall be eligible for the incentive bonus described in Exhibit A, attached hereto and incorporated by reference as if fully set forth herein. For each year thereafter, the Company shall establish the criteria by which the Executive shall be eligible for an incentive bonus on or before January 31st of each year of the term of the Agreement.

         3.3. Signing Bonus. The Executive shall be entitled to a signing bonus of twenty-five thousand dollars ($25,000), payable on or before March 31, 2001.

         3.4. Stock Options. The Executive shall be eligible to participate in any stock option plan established by the Board of Directors for Executives of the Company in accordance with the terms of the Company's stock option plan and the Executive's stock option agreement.

         3.5. Withholding. All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

         3.6. Personnel Policies & Benefit Plans. Except as otherwise provided herein, the Executive's employment shall be subject to the personnel policies which apply generally to the Company's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the term of this Agreement, by the Company in its sole discretion. During the term of the Agreement, the Executive shall be entitled to participate in any Company benefit plans on the same basis as other executive level employees of the Company. The Company reserves the right to change, alter, or terminate benefits, plans and carriers in its sole direction. All matters of eligibility for coverage or benefits under any health, hospitalization, life, disability, or other insurance plan, program or policy shall be determined in accordance with the provisions of the plan, program, or policy; the Company shall not be liable to the Executive, his/her family, heirs, executors, or beneficiaries, for any payment payable or claimed to be payable under any such benefit plan, program, or policy.

4.       SUPPORT AND EXPENSES

         4.1. Office. The Company shall provide the Executive with secretarial services and furnished offices in the Herndon, Virginia area, and in such other location, if any, in which the Executive hereafter agrees to perform services on behalf of the Company, all of which shall be consistent with the Executive's duties and sufficient for the efficient performance of those duties.

         4.2. Expenses. The Company shall reimburse the Executive or otherwise provide for or pay for all pre-approved reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Company, subject to such reasonable documentation and other limitations as may be established by the Board of Directors.

5.       TERMINATION

         5.1. Termination Due to Death. If the Executive's employment is terminated by reason of the Executive's death, compensation pursuant to Section
3.1 of this Agreement shall expire effective the date of the Executive's death. The entitlement of any beneficiary of the Executive to benefits under any benefit plan shall be determined in accordance with the provisions of such plan.

         5.2. Termination Due to Disability. The Company shall be entitled to terminate the Executive's employment and this Agreement at any time due to the Executive's Disability. If the Executive's employment is terminated due to Disability, compensation pursuant to Section 3.1. of this Agreement shall terminate effective the Date of Termination.

         5.3. Termination by the Company for Cause. The Company shall be entitled to terminate the Executive's employment and this Agreement at any time for Cause. If the Executive's employment is terminated by the Company for Cause, compensation pursuant to Section 3.1. of this Agreement shall terminate effective the Date of Termination. The entitlement of the Executive to benefits under any benefit plan shall be determined in accordance with the provisions of such plan.

         5.4.Termination by the Company Other Than for Death, Disability, or Cause. The Company shall be entitled to terminate the Executive's employment and this Agreement at any time for any reason. If the Executive's employment is terminated by the Company for reasons other than death, Disability, or Cause, and if the Executive executes a general release with language acceptable to the Company on or before the effective Date of Termination and complies with the provisions of Section 5.8 of this Agreement, the Company shall pay the Executive an amount equal to twelve (12) months of the Executive's Base Salary in a lump sum payable within fifteen (15) business days following the effective date of such release or, as mutually agreed between the Company and the Executive, in twelve (12) equal monthly installments. The Company shall not be required to pay any amount under this Section unless the Executive executes a general release in a form acceptable to the Company and such release becomes effective.

         5.5 Termination by the Executive. The Executive shall be entitled to terminate his employment and this Agreement at any time for any reason. If the Executive terminates his employment compensation described in Section 3.1 of this Agreement shall expire as of the Date of Termination. The entitlement of the Executive to benefits under any benefit plan shall be determined in accordance with the provisions of such plan.

         5.6. Qualifying Termination. The Executive shall be entitled to terminate his employment and this Agreement for a Change in Control. In the event of a Qualifying Termination, the Executive shall be entitled to the benefits described in Section 5.4 of this Agreement.

         5.7. Cooperation with Company After Termination of Employment. Following termination of the Executive's employment for any reason, the Executive shall fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company including, but not limited to, any litigation in which the Company is involved, and the orderly transfer of any such pending work to other Executives of the Company as may be designated by the Company.

         5.8. Termination by Mutual Consent. Notwithstanding any of the foregoing provisions of this Section 5, if at any time during the course of this Agreement the parties by mutual consent decide to terminate it, they shall do so by separate agreement setting forth the terms and conditions of such termination.

6.       CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

The parties hereto have entered into a Confidentiality and Non-Competition Agreement attached hereto as Exhibit B which may be amended by the parties from time to time. The provisions of the Confidentiality and Non-Competition Agreement are intended by the parties to survive and do survive termination or expiration of this Employment Agreement.

7.       EXECUTIVE'S REPRESENTATIONS AND WARRANTIES

         7.1. No Conflict of Interest. The Executive warrants that he is not, to the best of his knowledge and belief, involved in any situation that might create, or appear to create, a conflict of interest with loyalty to or duties for the Company.

         7.2. Notification of Materials or Documents from Other Employers. The Executive further warrants that he has not brought and will not bring to the Company or use in the performance of responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless he has obtained express written authorization from the former employer and the Company for their possession and use.

         7.3. Notification of Other Post-Employment Obligations. The Executive also understands that, as part of his employment with the Company, the Executive is not to breach any obligation of confidentiality that he has to former employers, and agrees to honor all such obligations to former employers during employment with the Company. The Executive warrants that he is subject to no employment agreement or restrictive covenant preventing full performance of duties under this Agreement.

         7.4. Indemnification For Breach. In addition to other remedies which the Company might have for breach of this Agreement, the Executive agrees to indemnify and hold the Company harmless from any breach of the provisions of this Section 7.

8.       ARBITRATION

         8.1. Exclusive Remedy. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Executive's employment with the Company or out of this Agreement, with the exception of Section 6, may not be in the best interests of either the Executive or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to the Executive's employment, or to the negotiation, execution, performance or termination of this Agreement or the Executive's employment, including, but not limited to, any claim arising out of this Agreement, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Executive Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after employment with the exception of any dispute arising out of or related to Sections 6 and 8, shall be resolved by arbitration in the Washington, DC metropolitan area, in accordance with the National Employment Arbitration Rules of the American Arbitration Association, as modified by the provisions of this Section 8. The parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. By election of arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a Federal, State or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement. The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury.

         8.2. Notice and Selection of Arbitrator. Within thirty (30) days after the occurrence of an event giving rise to a dispute subject to this provision, the aggrieved party shall provide the other party with a detailed written statement of all facts pertaining to the dispute and shall permit the other party thirty (30) days within which to investigate and consider the facts and to resolve the matter informally. Thereafter, an aggrieved party who wishes to proceed to arbitration shall have an additional ninety (90) days within which to so notify the other party in writing. This notice shall include a clear, concise statement of the facts, the issues to be resolved by the arbitrator and the desired remedy. Within ten (10) days after delivery of a written notice requesting arbitration, the Company will contact the Executive, or his designated representative, to select an arbitrator. If the parties cannot agree on an arbitrator, they shall select an arbitrator from a list provided by the American Arbitration Association in accordance with its rules.

         8.3. Witnesses and Documents. Fourteen (14) days prior to the arbitration hearing, the parties shall exchange a list of witnesses to be called and a list of the documents they intend to introduce into evidence at the hearing.

Upon request, the Company will supply to the Executive a copy of the Executive's personnel file, including any internal, non-privileged memoranda which may be relevant to the dispute. All such files and documents will be maintained in a confidential manner by the Executive, shall be used only for preparation of the arbitration case, and shall be returned to the Company at the close of the hearing.

         8.4. Arbitration Procedure. In the arbitration proceeding, each party shall be entitled to retain its own counsel, to present evidence and cross-examine witnesses, to purchase a stenographic record of the proceedings, and to submit post-hearing briefs. The opinion and award of the arbitrator shall be requested by the parties within forty-five (45) days of the submission of the post-hearing briefs, which shall be due thirty (30) days from the close of the arbitration.

         8.5. The Executive's Remedies. If the arbitrator finds that the Executive was terminated in violation of law or this Agreement, the parties agree that the arbitrator acting hereunder shall be empowered to provide the Executive with equitable and/or legal remedies, including compensatory damages and back pay. "Back pay" shall include all forms of compensation payable to the Executive by the Company, the cost of all fringe benefits, and prejudgment interest at the rate of ten percent (10%) per annum on such claims.

         8.6. Arbitrator's Authority. In reaching her/her decision, the arbitrator shall have no authority to add to, detract from, or otherwise modify any provision of this Agreement. The arbitrator shall submit with the award a written opinion which shall include findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

         8.7. Effect of Arbitrator's Decision: Arbitrator's Fees. The decision of the arbitrator shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute, to the full extent permitted by law. The arbitrator's fees and expenses and all administrative fees and expenses associated with the filing of the arbitration shall be paid by the Company, provided however that at the Executive's request he may pay up to one-half (1/2) the fees and expenses.

         8.8.Indemnification. The parties agree that in the event that either party breaches this arbitration agreement and attempts to resolve in court claims covered by this provision, the breaching party will indemnify the other party for all legal costs and attorney's fees incurred to defend such action in court and to enforce the provisions of the arbitration clause.

         8.9. Continuing Nature of Agreement to Arbitrate. The parties acknowledge and agree that their obligations under this arbitration agreement survive the termination of this Agreement and continue after the termination of the employment relationship between the Executive and the Company.

9.       GENERAL PROVISIONS

         9.1. Assignment. The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any Company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said Company or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         9.2. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, if to the Company, addressed to its corporate headquarters at the time notice is given, "Attention Board of Directors"; if to the Executive, addressed to his home address as listed in the Company's records at the time notice is given.

         9.3. Amendment and Waiver. No provision of this Agreement may be amended or waived unless (i) such amendment or waiver is in writing and signed by each of the parties hereto.

         9.4. Non-Waiver of Breach. No failure by either party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

         9.5. Severability. In the event that any provision or portion of this Agreement, with the exception of Sections 2 and 3, shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         9.6. Governing Law. To the extent not preempted by Federal law, the validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined accordance with the law of the Commonwealth of Virginia.

         9.7. Entire Agreement. This Agreement contains all of the terms agreed upon by the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written.

         9.8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any Company or Company with which the Company may merge or consolidate.

         9.9.   Headings.   Numbers  and  titles  to  Sections  hereof  are  for
information purposes only and, where inconsistent with the text, are to be disregarded.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first written above.

The Company:                                         ePHONE Telecom, Inc.

                                                     --------------------------
                                                     By:
                                                     Title:

The Executive:

                                                     --------------------------
                                                     Carmine Taglialatela

                                    EXHIBIT A
                          INCENTIVE BONUS PLAN FOR 2001

The Executive shall be eligible for an incentive bonus for the calendar year ending December 31, 2001 based on the Company's achievement of the following net sales:

         Net Sales:                                Incentive Bonus Amount
         ----------                                ----------------------
         Between $2,500,000 and $5,000,000:          $20,000
         Between $5,000,001 and $7,500,000           $25,000
         Between $7,500,001 and $10,000,000          $30,000
         Over $10,000,001                            $45,000



The amount of the Company's Net Sales shall be determined for the year ending December 31, 2001 in accordance with generally accepted accounting principles and consistent with the Company's past practices. For purposes of this Incentive Bonus Plan, Net Sales shall be defined as Gross Sales Less Returns and shall not include any amounts for sales derived by acquisitions. The amount of Net Sales shall be determined by the Company in its sole discretion and such determination shall be final, binding, and conclusive. The entire Incentive Bonus, if any, shall be payable within thirty (30) days of the Company's receipt of its year-end audited financial report. The Executive must be employed by the Company at the time the Incentive Bonus is payable in order to be eligible for the Incentive Bonus.

In the event the Executive's employment is terminated pursuant to Section 5.1, 5.2, 5.4, 5.6 or 5.9 of this Agreement prior to the date the Incentive Bonus is payable, the amount of the Incentive Bonus, if any, will be prorated for the number of days that Executive was employed during the fiscal year.























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